Calculation of Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Debt Securities	$133,000.00	$15.25

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-180289

Pricing Supplement

Dated August 24, 2012

(To Prospectus dated March 22, 2012,

Prospectus Supplement dated March 22, 2012 and

Stock-Linked Underlying Supplement dated March 22, 2012)

HSBC USA Inc.
Annual Income Opportunity Notes with Auto

Cap Linked to a Basket of Technology Titans

}	7 year maturity

}	$133,000 Annual Income Opportunity Notes with Auto Cap Linked to a basket of Technology Titans

}	Repayment of principal at maturity

}	Annual coupons based on basket performance, subject to the Auto Cap Rate of 7.00% per Reference Stock

}	Annual Minimum Coupon Rate of 0.50%

}	All payments on the Notes are subject to the credit risk of HSBC USA, Inc.

The Annual Income Opportunity Notes with Auto Cap (the “Notes”) offered hereunder will not be listed on any U.S. securities exchange or automated quotation system.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Stock-Linked Underlying Supplement. Any representation to the contrary is a criminal offense.

We have appointed HSBC Securities (USA) Inc., an affiliate of ours, as the agent for the sale of the Notes. HSBC Securities (USA) Inc. will purchase the Notes from us for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, the pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-20 of this pricing supplement.

Investment in the Notes involves certain risks. You should refer to “Risk Factors” beginning on page PS-6 of this document, beginning on page S-3 of the accompanying prospectus supplement and beginning on page S-1 of the accompanying Stock-Linked Underlying Supplement.

	Price to Public	Fees and Commissions[1]	Proceeds to Issuer
Per Note/total	$1,000/ $133,000.00	$32.75/4,355.75	$967.25/$128,644.25

1 See “Supplemental Plan of Distribution (Conflicts of Interest)” on page PS-20 of this pricing supplement.

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

HSBC USA Inc. Annual Income Opportunity Notes with Auto Cap

Linked to a basket of Technology Titans

This pricing supplement relates to an offering of Notes linked to a basket of ten common stocks (each a “Reference Stock,” and the basket, the “Reference Asset”). The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. with annual coupons linked to the Reference Stocks as described below.

The offering of Notes will have the terms described in this pricing supplement and the accompanying prospectus supplement and prospectus. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Stock-Linked Underlying Supplement, the terms described in this pricing supplement shall control. The following key terms relate to the offering of Notes:

Issuer:	HSBC USA Inc.
Principal Amount:	$1,000 per Note
Reference Stocks:	The common stocks of the following Reference Stock Issuers
Reference Stock Issuers	Ticker Symbol	Relevant Exchange	Initial Price[1]	Reference Stock Issuers	Ticker Symbol	Relevant Exchange	Initial Price[1]
Apple Inc.	APPL	NASDAQ	$663.35	Microsoft Corporation	MSFT	NASDAQ	$30.56
Cisco Systems, Inc.	CSCO	NASDAQ	$19.20	Oracle Corporation	ORCL	NASDAQ	$31.95
Google Inc.	GOOG	NASDAQ	$678.63	Qualcomm, Inc.	QCOM	NASDAQ	$62.43
International Business Machine Corporation	IBM	NYSE	$197.77	AT&T Inc.	T	NYSE	$36.95
Intel Corporation	INTC	NASDAQ	$24.91	Verizon Communications Inc.	VZ	NYSE	$43.17
[1] For each Reference Stock, its Official Closing Price on the Pricing Date.
Payment at Maturity:	For each Note, the Principal Amount plus the Coupon due on the Maturity Date.
Auto Cap Rate:	7.00% per Reference Stock, which will, in effect, make the maximum Coupon Rate with respect to each Coupon Payment Date the same rate as the Auto Cap Rate.
Floor Rate:	-30.00% per Reference Stock.
Minimum Coupon Rate:	0.50% per annum.
Coupon:	With respect to each Coupon Payment Date, for each $1,000 Principal Amount of Notes, the Coupon will equal: $1,000 × the Coupon Rate applicable to such Coupon Payment Date..
Coupon Rate:	For any Coupon Payment Date, the greater of (a) the arithmetic average of the Stock Performances of all the Reference Stocks, calculated on the relevant Coupon Valuation Date (which will not be greater than the Auto Cap Rate), and (b) the Minimum Coupon Rate.
Stock Performance:	For each Reference Stock on each Coupon Valuation Date:
If the Reference Stock Return is greater than or equal to zero, an amount equal to the Auto Cap Rate;
If the Reference Stock Return is less than zero, an amount equal to the greater of:
a) the Reference Stock Return; and
b) the Floor Rate.
Reference Stock Return:	For each Reference Stock, on any Coupon Valuation Date: Final Price – Initial Price Initial Price

PS-2

Coupon Valuation	Coupon Valuation Date*	Coupon Payment Date**
Dates and Coupon	August 26, 2013	August 29, 2013
Payment Dates:	August 26, 2014	August 29, 2014
	August 26, 2015	August 31, 2015
	August 26, 2016	August 31, 2016
	August 26, 2017	August 31, 2017
	August 27, 2018	August 30, 2018
	August 26, 2019	August 29, 2019 (the Maturity Date)

* Subject to the adjustment as described under “Valuation Dates” in the accompanying Stock-Linked Underlying Supplement. **Expected. 3 business days after the relevant Coupon Valuation Date.
Initial Price:	The Official Closing Price (as defined below) of the Reference Stock as determined by the calculation agent on the Pricing Date.
Final Price:	With respect to each Reference Stock, its Official Closing Price on the relevant Coupon Valuation Date, adjusted as described under “Antidilution and Reorganization Adjustments” in the accompanying Stock-Linked Underlying Supplement.
Official Closing Price:	With respect to each Reference Stock, the Official Closing Price on any scheduled trading day during the term of the Notes will be its relevant official price of one share on its Relevant Exchange as of the close of the regular trading session of such exchange and as reported in that exchange’s official price determination mechanism, as further described under “Official Closing Price” in the accompanying Stock-Linked Underlying Supplement.
Trade Date:	August 24, 2012
Pricing Date:	August 24, 2012
Original Issue Date:	August 29, 2012
Maturity Date:	August 29, 2019, which is 3 business days after the final Coupon Valuation Date. The Maturity Date is subject to adjustment as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.
CUSIP/ISIN:	4042K12Z5/US4042K12Z54
Form of Notes:	Book-Entry
Listing:	The Notes will not be listed on any U.S. securities exchange or quotation system.

PS-3

General

This pricing supplement relates to one security offering linked to the Reference Stocks identified on page PS-2. The purchaser of a Note will acquire a senior unsecured debt security of HSBC USA Inc. linked to ten Reference Stocks. Although the offering of Notes relates to the Reference Stocks identified on page PS-2, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to the Reference Stocks or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Stock-Linked Underlying Supplement dated March 22, 2012. If the terms of the Notes offered hereby are inconsistent with those described in the accompanying prospectus supplement, prospectus or Stock-Linked Underlying Supplement, the terms described in this pricing supplement shall control. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-6 of this pricing supplement, beginning on page S-3 of the prospectus supplement and beginning on page S-1 of the Stock-Linked Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. As used herein, references to the “Issuer”, “HSBC”, “we”, “us” and “our” are to HSBC USA Inc.

HSBC has filed a registration statement (including a prospectus, prospectus supplement and Stock-Linked Underlying Supplement) with the SEC for the offering to which this pricing supplement relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC has filed with the SEC for more complete information about HSBC and this offering. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may also obtain:

}	The Stock-Linked Underlying Supplement at: http://www.sec.gov/Archives/edgar/data/83246/000114420412016685/v306693_424b2.htm

}	The prospectus supplement at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

}	The prospectus at: http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

Payment at Maturity

On the Maturity Date, for each Note you hold, we will pay you your Principal Amount plus the Coupon due on the Maturity Date.

Coupons

On each Coupon Payment Date, we will pay you the relevant Coupon. The Coupon is equal to the Principal Amount multiplied by the relevant Coupon Rate. The Coupon Rate will be based on the arithmetic average of the Stock Performances of all the Reference Stocks calculated on the relevant Coupon Valuation Date, but will not be less than the Minimum Coupon Rate. The Stock Performance for each Reference Stock will not be greater than the Auto Cap Rate or less than the Floor Rate. If, for a Coupon Valuation Date, the arithmetic average of the Stock Performance of all the Reference Stocks is equal to or less than the Minimum Coupon Rate, the Coupon Rate for such Coupon Valuation Date will equal the Minimum Coupon Rate. The Coupon Rate will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

If any Coupon Payment Date falls on a day that is not a business day, such Coupon Payment Date will be postponed to the immediately succeeding business day. In the case of the final Coupon Payment Date, which is also the Maturity Date, in the event that the Maturity Date is postponed as described under “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement, such final Coupon Payment Date will also be postponed until the postponed Maturity Date. In no event, however, will any additional interest accrue on the Notes as a result of any the foregoing postponements. For information regarding the record dates applicable to the Notes, please see the section entitled “Description of Notes — Interest and Principal Payments — Recipients of Interest Payments” on page S-11 in the accompanying prospectus supplement.

Calculation Agent

We or one of our affiliates will act as calculation agent with respect to the Notes.

PS-4

Investor Suitability

The Notes may be suitable for you if:

}     You seek an investment that provides a full repayment of principal, subject to the credit risk of HSBC, if held to maturity, and an annual Coupon based on the average performance of the Reference Stocks that will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

}     You believe the Coupon Rate on the Coupon Valuation Dates will be an amount sufficient to provide you with a satisfactory return on your investment.

}     You are comfortable receiving only the Principal Amount of your Notes at maturity plus the applicable Coupon that will not be less than the Minimum Coupon Rate or greater than the Auto Cap Rate.

}     You are willing to invest in the Notes based on the Auto Cap Rate of 7.00%, which will limit your Coupon on any Coupon Payment Date.

}     You are willing to accept the risk and return profile of the Notes versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

}     You are willing to forgo dividends or other distributions paid to holders of the Reference Stocks.

}      You do not seek an investment for which there is an active secondary market.

}     You are willing to hold the Notes to maturity.

}     You are comfortable with the creditworthiness of HSBC, as Issuer of the Notes.

The Notes may not be suitable for you if:

}     You seek an investment where the Coupon is based on the actual performance of the Reference Stocks and is not limited to an Auto Cap Rate.

}     You believe the average of the prices of the Reference Stocks will generally decrease or remain constant over the term of the Notes.

}     You are unwilling to receive only the Principal Amount of your Notes plus a Coupon of not less than the Minimum Coupon Rate or greater than the Auto Cap Rate at maturity.

}     You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

}     You prefer to receive the dividends or other distributions paid on any of the Reference Stocks.

}     You seek an investment for which there will be an active secondary market.

}     You are unable or unwilling to hold the Notes to maturity.

}     You are not willing or are unable to assume the credit risk associated with HSBC, as Issuer of the Notes.

Risk Factors

We urge you to read the section “Risk Factors” beginning on page S-3 in the accompanying prospectus supplement and on page S-1 of the accompanying Stock-Linked Underlying Supplement. Investing in the Notes is not equivalent to investing directly in any of the Reference Stocks. You should understand the risks of investing in the Notes and should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and the accompanying prospectus supplement, prospectus and Stock-Linked Underlying Supplement.

In addition to the risks discussed below, you should review “Risk Factors” in the accompanying prospectus supplement and Stock-Linked Underlying Supplement, including the explanation of risks relating to the Notes described in the following sections:

}	“— Risks Relating to All Note Issuances” in the prospectus supplement;

}	“— General risks related to Reference Stocks” in the Stock-Linked Underlying Supplement; and

}	“— Additional risks relating to certain Notes with more than one instrument comprising the Reference Asset” in the Stock-Linked Underlying Supplement.

You will be subject to significant risks not associated with conventional fixed-rate or floating-rate debt securities.

The amount of the annual Coupon is uncertain and may be as low as the Minimum Coupon Rate.

The amount of the annual Coupon you receive is not fixed and will depend on the performances of the Reference Stocks. If the arithmetic average of the Stock Performances of all the Reference Stocks is equal to or less than the Minimum Coupon Rate on a Coupon Valuation Date, you will receive a Coupon equal to the Minimum Coupon Rate on the applicable Coupon Payment Date.

You will not directly participate in any appreciation in the value of Reference Stocks and your Coupon is capped.

You will not directly participate in any appreciation in the value of the Reference Stocks. Instead you will receive annual Coupons based upon the formulas described under the captions “Coupon” and “Coupon Rate” on page PS-3. The Coupons payable to you will be based upon whether the Reference Stocks appreciate or depreciate and, if the Reference Stocks depreciate, the amount of such depreciation.

PS-5

Regardless of the extent to which the prices of the Reference Stocks appreciate, the Coupon Rates will not exceed the Auto Cap Rate. Therefore, you may earn significantly less by investing in the Notes than you would have earned by investing directly in the Reference Stocks relevant to your Notes.

Changes in the value of one or more of the Reference Stocks may be offset by changes in the value of one or more of the other Reference Stocks.

The applicable Coupon Rate for each Coupon Payment Date will equal the arithmetic average of the Stock Performances of each Reference Stock on the applicable Coupon Valuation Date. A change in the value of one or more of the Reference Stocks on the applicable Coupon Valuation Date may not correlate with changes in the value of one or more of the other Reference Stocks. The value of one or more Reference Stocks may increase, while the value of one or more of the other Reference Stocks may not increase as much, or may even decrease. Therefore, in calculating the Coupon Rate as of the applicable Coupon Valuation Date, increases in the value of one or more of the Reference Stocks may be moderated, or wholly offset, by lesser increases or decreases in the value of one or more of the other Reference Stocks. In addition, because the Floor Rate for the Notes is substantially lower than the Auto-Cap Rate, the Stock Performance of any one Reference Stock that performs extremely poorly may not be offset by the Stock Performance of any other single Reference Stock.

The Notes are subject to the credit risk of HSBC USA Inc.

The Notes are senior unsecured debt obligations of the Issuer, HSBC, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any Coupons or return of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes.

Certain built-in costs are likely to adversely affect the value of the Notes prior to maturity.

While the payment at maturity described in this pricing supplement is based on the full Principal Amount of your Notes, the original issue price of the Notes includes the agent’s commission and the estimated cost of HSBC hedging its obligations under the Notes. As a result, the price, if any, at which HSBC Securities (USA) Inc. will be willing to purchase Notes from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the maturity date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

The Notes lack liquidity.

The Notes will not be listed on any securities exchange. HSBC Securities (USA) Inc. is not required to offer to purchase the Notes in the secondary market, if any exists. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which HSBC Securities (USA) Inc. is willing to buy the Notes.

Potential conflicts.

HSBC and its affiliates play a variety of roles in connection with the issuance of the Notes, including acting as calculation agent and hedging our obligations under the Notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Notes. We will not have any obligation to consider your interests as a holder of the Notes in taking any action that might affect the value of your Notes.

The Notes are not insured by any governmental agency of the United States or any other jurisdiction.

The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive the full payment at maturity of the Notes.

Tax treatment.

For a discussion of the U.S. federal income tax consequences of your investment in a Note, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PS-6

Description of the Reference Stocks

APPLE Inc. (APPL)

Description of Apple Inc.

Apple Inc. has stated in its filings with the SEC that it designs, manufactures, and markets mobile communication and media devices, personal computers, and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions, and third-party digital content and applications. Information filed by APPL with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-10030 or its CIK Code: 0000320193.

Historical Performance of Apple Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

Quarter Ending	Quarter High	Quarter Low	Quarter Close	Quarter Ending	Quarter High	Quarter Low	Quarter Close
June 29, 2007	$127.60	$89.60	$122.04	March 31, 2010	$237.48	$190.26	$234.93
September 28, 2007	$155.00	$111.62	$153.54	June 30, 2010	$279.00	$199.35	$251.53
December 31, 2007	$202.96	$150.64	$198.08	September 30, 2010	$294.73	$235.56	$283.75
March 31, 2008	$200.20	$115.44	$143.50	December 31, 2010	$326.65	$277.77	$322.56
June 30, 2008	$192.24	$144.54	$167.44	March 31, 2011	$364.90	$324.88	$348.45
September 30, 2008	$180.91	$100.61	$113.66	June 30, 2011	$355.00	$310.65	$335.67
December 31, 2008	$116.40	$79.16	$85.35	September 30, 2011	$422.85	$334.22	$381.18
March 31, 2009	$109.90	$78.20	$105.12	December 30, 2011	$426.69	$354.27	$405.00
June 30, 2009	$146.40	$103.90	$142.43	March 30, 2012	$621.42	$409.00	$599.47
September 30, 2009	$188.89	$134.42	$185.37	June 29, 2012	$644.00	$528.69	$584.00
December 31, 2009	$213.94	$180.76	$210.86	August 24, 2012*	$674.88	$570.00	$663.35

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of APPL’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $663.35. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-7

CISCO SYSTEMS, INC. (CSCO)

Description of Cisco Systems, Inc.

Cisco Systems, Inc. has stated in its filings with the SEC that it designs, manufactures, and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provide services associated with these products and their use. Information filed by CSCO with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-18225 or its CIK Code: 0000858877.

Historical Performance of Cisco Systems, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$28.48	$25.31	$27.85	March 31, 2010	$26.84	$22.36	$26.03
September 28, 2007	$33.37	$27.79	$33.11	June 30, 2010	$27.74	$21.24	$21.31
December 31, 2007	$34.24	$26.82	$27.07	September 30, 2010	$24.86	$19.82	$21.90
March 31, 2008	$27.30	$21.79	$24.09	December 31, 2010	$24.60	$19.00	$20.23
June 30, 2008	$27.72	$22.91	$23.26	March 31, 2011	$22.34	$16.97	$17.15
September 30, 2008	$25.25	$20.58	$22.56	June 30, 2011	$18.29	$14.78	$15.61
December 31, 2008	$22.44	$14.21	$16.30	September 30, 2011	$16.84	$13.30	$15.49
March 31, 2009	$17.98	$13.61	$16.77	December 30, 2011	$19.19	$14.93	$18.08
June 30, 2009	$20.35	$16.30	$18.64	March 30, 2012	$21.24	$18.36	$21.15
September 30, 2009	$23.87	$17.82	$23.54	June 29, 2012	$21.29	$15.92	$17.17
December 31, 2009	$24.55	$22.55	$23.94	August 24, 2012*	$19.39	$14.97	$19.20

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of CSCO’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $19.20. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-8

GOOGLE inc. (GOOG)

Description of Google Inc.

Google Inc. has stated in its filings with the SEC that it is a technology company that is primarily focused on search services, advertising, operating systems and platforms and enterprise. Information filed by GOOG with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-50726 or its CIK Code: 0001288776.

Historical Performance of Google Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$534.99	$452.12	$523.38	March 31, 2010	$629.51	$520.00	$567.01
September 28, 2007	$571.75	$480.51	$567.27	June 30, 2010	$597.83	$444.72	$444.95
December 31, 2007	$747.24	$569.61	$691.48	September 30, 2010	$536.75	$433.63	$525.79
March 31, 2008	$697.37	$412.11	$440.47	December 31, 2010	$630.80	$518.86	$593.97
June 30, 2008	$602.45	$441.00	$526.42	March 31, 2011	$642.67	$551.34	$586.21
September 30, 2008	$555.61	$380.78	$400.52	June 30, 2011	$595.19	$473.02	$506.38
December 31, 2008	$416.80	$247.30	$307.65	September 30, 2011	$627.40	$490.86	$514.38
March 31, 2009	$381.00	$282.75	$348.06	December 30, 2011	$646.76	$480.77	$645.90
June 30, 2009	$447.34	$340.61	$421.59	March 30, 2012	$670.25	$564.66	$641.24
September 30, 2009	$507.00	$396.00	$495.85	June 29, 2012	$653.14	$556.55	$580.07
December 31, 2009	$625.90	$482.60	$619.98	August 24, 2012*	$680.53	$562.20	$678.63

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of GOOG’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $678.63. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-9

INternational Business MAchine Corporation (IBM)

Description of International Business Machine Corporation

International Business Machine Corporation has stated in its filings with the SEC that it creates business value for clients and solves business problems through integrated solutions that leverage information technology and deep knowledge of business processes. Information filed by IBM with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-2360 or its CIK Code: 0000051143.

Historical Performance of International Business Machine Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$108.05	$93.91	$105.25	March 31, 2010	$134.25	$121.62	$128.25
September 28, 2007	$118.89	$104.58	$117.80	June 30, 2010	$133.10	$116.00	$123.48
December 31, 2007	$121.45	$99.27	$108.10	September 30, 2010	$136.11	$120.61	$134.14
March 31, 2008	$119.78	$97.04	$115.14	December 31, 2010	$147.53	$134.39	$146.76
June 30, 2008	$129.99	$113.86	$118.53	March 31, 2011	$167.72	$146.64	$163.07
September 30, 2008	$130.92	$109.95	$116.96	June 30, 2011	$173.51	$161.52	$171.55
December 31, 2008	$116.80	$69.50	$84.16	September 30, 2011	$185.61	$157.14	$175.03
March 31, 2009	$99.86	$81.76	$96.89	December 30, 2011	$194.89	$168.93	$183.88
June 30, 2009	$110.62	$95.70	$104.42	March 30, 2012	$209.11	$177.35	$208.65
September 30, 2009	$122.88	$99.50	$119.61	June 29, 2012	$210.69	$187.00	$195.58
December 31, 2009	$132.85	$117.31	$130.90	August 24, 2012*	$202.00	$181.87	$197.77

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of IBM’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $197.77. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-10

Intel Corporation (INTC)

Description of Intel Corporation

Intel Corporation has stated in its filings with the SEC that it is a semiconductor chip maker that develops advanced integrated digital technology products, primarily integrated circuits, for industries such as computing and communications. Information filed by INTC with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-06217 or its CIK Code: 0000050863.

Historical Performance of Intel Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$24.45	$19.03	$23.76	March 31, 2010	$22.74	$18.96	$22.26
September 28, 2007	$26.52	$22.09	$25.86	June 30, 2010	$24.28	$19.40	$19.45
December 31, 2007	$27.99	$24.32	$26.66	September 30, 2010	$22.25	$17.60	$19.23
March 31, 2008	$26.34	$18.05	$21.18	December 31, 2010	$22.07	$18.78	$21.03
June 30, 2008	$25.29	$20.50	$21.48	March 31, 2011	$22.20	$19.72	$20.17
September 30, 2008	$24.75	$17.27	$18.73	June 30, 2011	$23.96	$19.36	$22.16
December 31, 2008	$18.69	$12.07	$14.66	September 30, 2011	$23.39	$19.16	$21.33
March 31, 2009	$15.83	$12.05	$15.05	December 30, 2011	$25.78	$20.40	$24.25
June 30, 2009	$16.74	$14.62	$16.55	March 30, 2012	$28.44	$24.39	$28.11
September 30, 2009	$20.65	$15.78	$19.57	June 29, 2012	$29.27	$24.84	$26.65
December 31, 2009	$21.26	$18.31	$20.40	August 24, 2012*	$26.90	$24.68	$24.91

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of HAL’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $24.91. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-11

MIcroSoft corporation (MSFT)

Description of Microsoft Corporation

Microsoft Corporation has stated in its filings with the SEC that it develops, licenses, and supports a wide range of software products and services, by designing and selling hardware, and by delivering relevant online advertising to a global customer audience. Information filed by MSFT with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-14278 or its CIK Code: 0000789019.

Historical Performance of Microsoft Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$31.16	$27.56	$29.47	March 31, 2010	$31.24	$27.57	$29.27
September 28, 2007	$31.84	$27.51	$29.46	June 30, 2010	$31.57	$22.95	$23.01
December 31, 2007	$37.49	$29.29	$35.60	September 30, 2010	$26.41	$22.74	$24.49
March 31, 2008	$35.96	$26.87	$28.38	December 31, 2010	$28.39	$23.78	$27.92
June 30, 2008	$32.10	$27.11	$27.51	March 31, 2011	$29.46	$24.69	$25.36
September 30, 2008	$28.50	$24.01	$26.69	June 30, 2011	$26.87	$23.65	$26.00
December 31, 2008	$27.47	$17.50	$19.44	September 30, 2011	$28.15	$23.79	$24.89
March 31, 2009	$21.00	$14.87	$18.37	December 30, 2011	$27.50	$24.26	$25.96
June 30, 2009	$24.33	$18.19	$23.77	March 30, 2012	$32.95	$26.39	$32.25
September 30, 2009	$26.25	$22.00	$25.89	June 29, 2012	$32.89	$28.33	$30.59
December 31, 2009	$31.50	$24.43	$30.49	August 24, 2012*	$31.05	$28.54	$30.56

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of MSFT’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $30.56. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-12

Oracle Corporation (orcl)

Description of Oracle Corporation

Oracle Corporation has stated in its filings with the SEC that it develops, manufactures, markets, hosts and supports database and middleware software, applications software, and hardware systems. Information filed by ORCL with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-51788 or its CIK Code: 0001341439.

Historical Performance of Oracle Corporation

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$20.06	$18.00	$19.71	March 31, 2010	$26.25	$22.83	$25.69
September 28, 2007	$22.17	$18.81	$21.65	June 30, 2010	$26.63	$21.31	$21.46
December 31, 2007	$23.31	$19.06	$22.58	September 30, 2010	$27.62	$21.24	$26.85
March 31, 2008	$23.11	$18.18	$19.56	December 31, 2010	$32.27	$26.81	$31.30
June 30, 2008	$23.57	$19.72	$21.00	March 31, 2011	$34.10	$29.62	$33.37
September 30, 2008	$23.62	$17.84	$20.31	June 30, 2011	$36.50	$30.65	$32.91
December 31, 2008	$20.54	$15.10	$17.73	September 30, 2011	$34.13	$24.72	$28.74
March 31, 2009	$18.70	$13.81	$18.07	December 30, 2011	$33.81	$24.91	$25.65
June 30, 2009	$21.75	$17.73	$21.42	March 30, 2012	$31.15	$25.55	$29.16
September 30, 2009	$22.95	$19.79	$20.84	June 29, 2012	$29.81	$25.33	$29.70
December 31, 2009	$25.10	$20.10	$24.54	August 24, 2012*	$32.30	$28.61	$31.95

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of ORCL’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $31.95. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-13

QualComm, INc. (qcom)

Description of Qualcomm, Inc.

Qualcomm, Inc. has stated in its filings with the SEC that it designs, manufactures, has manufactured on its behalf and markets digital communications products and services based on CDMA, OFDMA and other technologies. Information filed by QCOM with the SEC under the Exchange Act can be located by reference to its SEC file number: 0-19528 or its CIK Code: 0000804328.

Historical Performance of Qualcomm, Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$47.72	$40.98	$43.39	March 31, 2010	$49.80	$35.46	$41.99
September 28, 2007	$45.57	$35.23	$42.26	June 30, 2010	$43.38	$32.73	$32.84
December 31, 2007	$43.40	$36.60	$39.35	September 30, 2010	$45.75	$31.63	$45.12
March 31, 2008	$44.85	$35.17	$41.00	December 31, 2010	$50.30	$43.21	$49.49
June 30, 2008	$50.82	$40.65	$44.37	March 31, 2011	$59.83	$49.59	$54.83
September 30, 2008	$56.88	$38.67	$42.97	June 30, 2011	$58.95	$51.70	$56.79
December 31, 2008	$43.24	$28.16	$35.83	September 30, 2011	$59.48	$45.98	$48.63
March 31, 2009	$39.70	$32.64	$38.91	December 30, 2011	$57.97	$46.41	$54.70
June 30, 2009	$46.73	$38.07	$45.20	March 30, 2012	$68.87	$54.57	$68.02
September 30, 2009	$48.72	$42.67	$44.98	June 29, 2012	$68.83	$53.41	$55.68
December 31, 2009	$46.99	$40.16	$46.20	August 24, 2012*	$63.34	$53.09	$62.43

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of QCOM’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $62.43. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-14

AT&T INc. (T)

Description of AT&T Inc.

AT&T Inc. has stated in its filings with the SEC that it is a provider of telecommunications services, offering services and products that include wireless communications, local exchange services, long-distance services, data/broadband and Internet services, video services, telecommunications equipment, managed networking, wholesale services and directory advertising and publishing. Information filed by PFE with the SEC under the Exchange Act can be located by reference to its SEC file number: 1-08610 or its CIK Code: 0000732717.

Historical Performance of AT&T Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$41.54	$38.38	$41.50	March 31, 2010	$28.67	$24.61	$25.84
September 28, 2007	$42.97	$36.53	$42.31	June 30, 2010	$26.75	$23.78	$24.19
December 31, 2007	$42.79	$36.25	$41.56	September 30, 2010	$29.15	$23.89	$28.60
March 31, 2008	$41.94	$32.95	$38.30	December 31, 2010	$29.55	$27.50	$29.38
June 30, 2008	$40.70	$32.64	$33.69	March 31, 2011	$30.96	$27.20	$30.60
September 30, 2008	$33.58	$27.51	$27.92	June 30, 2011	$31.93	$29.91	$31.41
December 31, 2008	$30.65	$20.90	$28.50	September 30, 2011	$31.77	$27.29	$28.52
March 31, 2009	$29.46	$21.62	$25.20	December 30, 2011	$30.30	$27.41	$30.24
June 30, 2009	$27.09	$23.38	$24.84	March 30, 2012	$31.97	$29.02	$31.23
September 30, 2009	$27.68	$23.19	$27.01	June 29, 2012	$36.00	$29.95	$35.66
December 31, 2009	$28.61	$25.00	$28.03	August 24, 2012*	$38.25	$34.24	$36.95

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of T’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $36.95. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-15

verizon communications inc. (vz)

Description of Verizon Communications Inc.

Verizon Communications Inc. has stated in its filings with the SEC that it is a provider of communications products and services to consumers, carriers, businesses and government customers. Information filed by VZ with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) can be located by reference to its SEC file number: 1-08606 or its CIK Code: 0000732712.

Historical Performance of Verizon Communications Inc.

The following table sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices on the relevant exchange, of the Reference Stock for each quarter in the period from April 2, 2007 through August 24, 2012. We obtained the data in these tables from the Bloomberg Professional® service. We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. All historical prices are denominated in US dollars and rounded to the nearest penny. Historical prices of the Reference Stock should not be taken as an indication of future performance of the Reference Stock.

QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE	QUARTER ENDING	QUARTER HIGH	QUARTER LOW	QUARTER CLOSE
June 29, 2007	$40.92	$34.42	$38.30	March 31, 2010	$31.22	$26.45	$28.98
September 28, 2007	$41.63	$36.53	$41.19	June 30, 2010	$29.55	$24.76	$26.18
December 31, 2007	$43.01	$37.93	$40.64	September 30, 2010	$33.09	$25.79	$32.59
March 31, 2008	$41.23	$30.85	$33.91	December 31, 2010	$36.00	$31.60	$35.78
June 30, 2008	$37.32	$31.62	$33.08	March 31, 2011	$38.95	$33.36	$38.54
September 30, 2008	$33.96	$28.27	$29.98	June 30, 2011	$38.73	$34.94	$37.23
December 31, 2008	$32.60	$21.77	$31.68	September 30, 2011	$37.86	$32.28	$36.80
March 31, 2009	$32.48	$24.39	$28.22	December 30, 2011	$40.25	$35.35	$40.12
June 30, 2009	$30.90	$26.76	$28.71	March 30, 2012	$40.46	$37.12	$38.23
September 30, 2009	$30.55	$26.45	$28.28	June 29, 2012	$44.76	$36.80	$44.44
December 31, 2009	$31.89	$26.70	$30.96	August 24, 2012*	$46.41	$42.18	$43.17

* As of the date of this pricing supplement available information for the third calendar quarter of 2012 includes data for the period from July 2, 2012 through August 24, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2012.

The graph below illustrates the daily performance of VZ’s common stock from August 24, 2007 through August 24, 2012 based on information from the Bloomberg Professional® service. The market price of the Reference Stock on August 24, 2012 was $43.17. Past performance of the Reference Stock is not indicative of the future performance of the Reference Stock.

PS-16

Illustrative ExampleS

The following examples are provided for illustrative purposes only and are hypothetical. These examples are representative of only a few possible scenarios concerning increases or decreases in the prices of the Reference Stocks relative to their Initial Prices and how those increases and decreases affect the Coupons payable on the Notes. There are an unlimited number of scenarios concerning the increases and decreases in the prices of the Reference Stocks relative to their Initial Prices and each scenario will affect the Coupons payable on the Notes differently. We cannot predict the Official Closing Prices of the Reference Stocks on the Coupon Valuation Dates. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events, and you should not take these examples as an indication or assurance of the expected performance of the Reference Stocks or return on the Notes. The total payment you receive over the term of the Notes may be less than the amount that you would have received from a conventional debt security with the same stated maturity, including those issued by HSBC.

The examples below illustrate the Coupon Payments on a $1,000 investment in the Notes for a hypothetical range of performance for the Reference Stocks. The following results are based solely on the assumptions outlined below. The potential returns described here show potential valuations for different Coupon Valuation Dates during the term of the Notes. You should consider carefully whether the Notes are suitable to your investment goals. The numbers appearing below have been rounded for ease of analysis. The following examples reflect the Floor Rate of -30.00% and the Minimum Coupon Rate of 0.50% and the Auto Cap Rate of 7.00%.

Example 1: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AAPL	12.00%	7.00%
CSCO	2.50%	7.00%
GOOG	-5.00%	-5.00%
IBM	-11.00%	-11.00%
INTC	3.50%	7.00%
MSFT	-36.00%	-30.00%
ORCL	-6.75%	-6.75%
QCOM	2.50%	7.00%
T	-7.50%	-7.50%
VZ	2.00%	7.00%
	Average Stock Performance =	-2.53%
	Minimum Coupon Rate =	0.50%
	Coupon Rate =	0.50%
	Coupon =	$5.00

Explanation for Example 1

As illustrated above, the hypothetical Reference Stock Return of 5 of the 10 Reference Stocks (AAPL, CSCO, INTC, QCOM and VZ) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 7.00%. The Reference Stock Return of 1 of the 10 Reference Stocks (MSFT) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%. The average Stock Performance of -2.53% is less than the Minimum Coupon Rate of 0.50% and therefore, the Coupon Rate is 0.50% and you would receive a Coupon of $5.00 on the applicable Coupon Payment Date.

PS-17

Example 2: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AAPL	1.00%	7.00%
CSCO	8.50%	7.00%
GOOG	9.00%	7.00%
IBM	25.00%	7.00%
INTC	13.00%	7.00%
MSFT	9.00%	7.00%
ORCL	7.00%	7.00%
QCOM	9.00%	7.00%
T	16.00%	7.00%
VZ	4.00%	7.00%
	Average Stock Performance =	7.00%
	Minimum Coupon Rate =	0.50%
	Coupon Rate =	7.00%
	Coupon =	$70.00

Explanation for Example 2

As illustrated above, the hypothetical Reference Stock Return of all 10 of the Reference Stocks is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 7.00%. The average Stock Performance equals 7.00% and you would receive a Coupon of $70.00 on the applicable Coupon Payment Date.

Example 3: Coupon Valuation Date

Reference Stock	Hypothetical Reference Stock Return	Hypothetical Stock Performance
AAPL	20.00%	7.00%
CSCO	18.50%	7.00%
GOOG	-70.00%	-30.00%
IBM	65.00%	7.00%
INTC	10.00%	7.00%
MSFT	5.00%	7.00%
ORCL	-0.50%	-0.50%
QCOM	9.00%	7.00%
T	7.00%	7.00%
VZ	6.75%	7.00%
	Average Stock Performance =	2.55%
	Minimum Coupon Rate =	0.50%
	Coupon Rate =	2.55%
	Coupon =	$25.50

Explanation for Example 3

As illustrated above, the hypothetical Reference Stock Return of 8 of the 10 Reference Stocks (AAPL, CSCO, IBM, FE, INTC, MSFT, QCOM, T and VZ) is greater than or equal to zero, and therefore each such Reference Stock will have a hypothetical Stock Performance equal to the Auto Cap Rate of 7.00%. The Reference Stock Return of 1 of the 10 Reference Stocks (GOOG) is lower than the Floor Rate of -30.00%, and therefore, such Reference Stock will have a hypothetical Stock Performance equal to the Floor Rate of -30.00%. The average Stock Performance is 2.55% and you would receive a Coupon of $25.50 on the applicable Coupon Payment Date.

PS-18

Events of Default and Acceleration

If the Notes have become immediately due and payable following an event of default (as defined in the accompanying prospectus) with respect to the Notes, you will not be entitled to any additional payments, other than your Principal Amount, with respect to the Notes. The accelerated Maturity Date will be the third business day following the date of acceleration, and on such accelerated Maturity Date you will be entitled to receive $1,000 per $1,000 Principal Amount of Notes you hold.

For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

We have appointed HSBC Securities (USA) Inc., an affiliate of HSBC, as the agent for the sale of the Notes. Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc. will purchase the Notes from HSBC for distribution to other registered broker-dealers or will offer the Notes directly to investors. HSBC Securities (USA) Inc. will offer the Notes at the offering price set forth on the cover page of this pricing supplement. HSBC USA Inc. or one of our affiliates may pay varying discounts of up to 3.275% per $1,000 Principal Amount of Notes in connection with the distribution of the Notes to other registered broker-dealers.

An affiliate of HSBC has paid or may pay in the future an amount to broker-dealers in connection with the costs of the continuing implementation of systems to support the Notes.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use this pricing supplement in market-making transactions after the initial sale of the Notes, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the prospectus supplement.

U.S. Federal Income Tax Considerations

You should carefully consider the matters set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of the Notes. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. We intend to treat the Notes as variable rate debt instruments for U.S. federal income tax purposes. Pursuant to the terms of the Notes, you agree to treat the Notes as variable rate debt instruments for all U.S. federal income tax purposes and, based on certain factual representations received from us, in the opinion of Morrison & Foerster LLP, our special U.S. tax counsel, it is reasonable to treat the Notes as variable rate debt instruments. Assuming the Notes are treated as variable rate debt instruments, Coupons paid on the Notes generally should be taxable to you as ordinary interest income at the time they accrue or are received in accordance with the your regular method of accounting for U.S. federal income tax purposes. You should review the discussion set forth in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Variable Rate Debt Instruments” in the accompanying prospectus supplement. In general, gain or loss realized on the sale, exchange or other disposition of the Notes will be capital gain or loss.

We will not attempt to ascertain whether any Reference Stock Issuer would be treated as a passive foreign investment company (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If a Reference Stock Issuer were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC by the Reference Stock Issuers and consult your tax advisor regarding the possible consequences to you if a Reference Stock Issuer is or becomes a PFIC or a USRPHC.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. As a result, the timing and character of income in respect of the Notes might differ from the treatment described above. For example, the Notes may be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, subject to taxation under the “noncontingent bond method,” as described in the discussion under “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Payment Debt Instruments” in the accompanying prospectus supplement. You should carefully consider the discussion of all potential tax consequences as set forth in “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

PS-19

VALIDITY OF THE NOTES

In the opinion of Morrison & Foerster LLP, as counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and delivered by the Issuer and authenticated by the trustee pursuant to the Senior Indenture referred to in the prospectus supplement dated March 22, 2012, and issued and paid for as contemplated herein, such Notes will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Senior Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith). This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Maryland General Corporation Law (including the statutory provisions, all applicable provisions of the Maryland Constitution and the reported judicial decisions interpreting the foregoing) and the federal laws of the United States of America. This opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the Senior Indenture and the genuineness of signatures and to such counsel’s reliance on the Issuer and other sources as to certain factual matters, all as stated in the legal opinion dated July 27, 2012, which has been filed as Exhibit 5.1 to the Issuer’s Current Report on Form 8-K dated July 27, 2012.

PS-20

TABLE OF CONTENTS

You should only rely on the information contained in this pricing supplement, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this pricing supplement, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This pricing supplement, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus are not an offer to sell these Notes, and these documents are not soliciting an offer to buy these Notes, in any jurisdiction where the offer or sale is not permitted. You should not, under any circumstances, assume that the information in this pricing supplement, the accompanying Stock-Linked Underlying Supplement, prospectus supplement and prospectus is correct on any date after their respective dates.

HSBC USA Inc.

$133,000 Annual Income Opportunity
Notes with Auto Cap Linked to a Basket
of Technology Titans

August 24, 2012

PRICING SUPPLEMENT

Pricing supplement
General	PS-4
Payment at Maturity	PS-4
Investor Suitability	PS-5
Risk Factors	PS-5
Description of the Reference Stocks.	PS-7
Illustrative Examples	PS-17
Events of Default and Acceleration	PS-19
Supplemental Plan of Distribution (Conflicts of Interest)	PS-19
U.S. Federal Income Tax Considerations	PS-19
Validity of the Notes	PS-20
Stock-Linked Underlying Supplement
Risk Factors	S-1
Additional Note Terms	S-5
Information Regarding the Reference Stocks and the Reference Stock Issuers	S-11

Prospectus Supplement
Risk Factors	S-3
Risks Relating to Our Business	S-3
Risks Relating to All Note Issuances	S-3
Pricing Supplement	S-7
Description of Notes	S-8
Use of Proceeds and Hedging	S-30
Certain ERISA Considerations	S-30
U.S. Federal Income Tax Considerations	S-32
Supplemental Plan of Distribution (Conflicts of Interest)	S-49

Prospectus
About this Prospectus	1
Risk Factors	1
Where You Can Find More Information	1
Special Note Regarding Forward-Looking Statements	2
HSBC USA Inc.	3
Use of Proceeds	3
Description of Debt Securities	3
Description of Preferred Stock	15
Description of Warrants	21
Description of Purchase Contracts	25
Description of Units	28
Book-Entry Procedures	30
Limitations on Issuances in Bearer Form	35
U.S. Federal Income Tax Considerations Relating to Debt Securities	35
Plan of Distribution (Conflicts of Interest)	51
Notice to Canadian Investors	53
Notice to EEA Investors	58
Certain ERISA Matters	59
Legal Opinions	60
Experts	60